Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We have issued our report dated July 29, 2005 accompanying the financial statements of Protalex, Inc. included in the Annual Report on Form 10-KSB for the year ended May 31, 2005, which are incorporated by reference in the Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report.

/s/ GRANT THORNTON LLP

GRANT THORNTON LLP

Philadelphia, Pennsylvania

January 10, 2006